EXHIBIT 10.48

                                                                          6.1.07
                           PURCHASE AND SALE AGREEMENT

         This 4th day of June, 2007


1.       PARTIES

         Quaker Fabric Corporation of Fall River, a Massachusetts corporation, hereinafter called "SELLER," agrees to SELL

         and

         Nordic Properties, Inc., a Massachusetts corporation, and Whelan Associates, LLC, a Massachusetts limited liability company, jointly and severally, hereinafter called "BUYER," agrees to BUY, upon the terms hereinafter set forth, the following described premises:

2.       DESCRIPTION

         The land with the building and improvements thereon located at 81 Ferry Street, Fall River, Bristol County, Massachusetts, as more particularly described on Exhibit A attached hereto (hereinafter the "Premises").

3.       TITLE DEED

         The Premises are to be conveyed by a good and sufficient quitclaim deed, the form of which is attached hereto as Exhibit B, running to BUYER, or to the nominee designated by BUYER by written notice to SELLER at least three (3) business days before the deed is to be delivered as herein provided, and said deed shall convey a good and clear record and marketable title thereto, free from encumbrances, except for:

         (a) Provisions of existing building and zoning laws;

         (b) Such taxes for the then current year as are not due and payable on the date of the delivery of such deed;

                  (c) Easements, restrictions and agreements of record insofar as in force and applicable;

                  (d) The occupancy of SELLER under a Use and Occupancy Agreement in the form of Exhibit C to be entered into by SELLER and BUYER at closing ("Occupancy Agreement"); and

                  (e) Any liens for municipal betterments assessed after the date of this Agreement.

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         Any matter relating to the performance of this Agreement that is the subject of a title, practice or ethical standard of the Massachusetts Conveyancers Association shall be governed by the provision of said standard to the extent applicable.

4.       PURCHASE PRICE

         The agreed purchase price for the Premises (the "Purchase Price") is Three Million Three Hundred Thousand and 00/100 Dollars
         ($3,300,000.00), of which

         $ 150,000.00      shall be paid to Fidelity National Title Insurance
          -----------      Company ("Escrow Agent") as a deposit within one (1)
                           business day after the date of this Agreement  (the
                           "Initial Deposit");

         $ 150,000.00      shall be paid within one (1) business day after the
          -----------      expiration of the Inspection Period (as defined
                           below) should BUYER proceed with the transaction (the
                           "Final Deposit" and together with the Initial
                           Deposit, the "Deposit"), and

         $ 3,000,000.00    is to be paid by wire transfer of immediately
          -------------    available federal funds at the time of delivery and
                           recording of the deed in accordance with the terms of this Agreement.

         ======================

         $  3,300,000.00     TOTAL
          --------------

5.       TIME FOR PERFORMANCE; DELIVERY OF DEED

         The delivery of the deed will take place at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts or pursuant to customary escrow closing arrangements reasonably approved by SELLER and BUYER, at 10 a.m. on September 5, 2007 (the "Closing Date"). It is agreed that time is of the essence in this Agreement.


6.       POSSESSION AND CONDITION OF PREMISES

         Full possession of the Premises is to be delivered at the time of the delivery of the deed, subject to the occupancy of SELLER as licensee under the Occupancy Agreement, the Premises to be then in the same condition as they are now, reasonable use and wear thereof excepted. BUYER shall be entitled to inspect the Premises prior to the delivery of the deed in order to determine whether the condition thereof complies with the terms of this clause.


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 7.      TITLE MATTERS; EXTENSION TO PERFECT TITLE OR MAKE PREMISES CONFORM

         (a) BUYER shall advise SELLER of any objections BUYER may have to title to the Premises at least seven (7) business days prior to the end of the Inspection Period ("BUYER's Title Notice"). SELLER shall notify BUYER as to whether SELLER elects to cure such title objections within five (5) days of BUYER's Title Notice, provided, however, that SELLER shall have no obligation to cure title objections except (a) voluntary monetary encumbrances of an ascertainable amount, which SELLER shall cause to be removed, discharged and released at or before the Closing, and (b) SELLER shall use reasonable efforts, up to a maximum expenditure of Thirty Thousand ($30,000.00) to cure any other title objections set forth in BUYER's Title Notice. Any title matter arising of record after the date for delivery of BUYER's Title Notice shall be subject to the same process as matters raised in BUYER's Title Notice.

         (b) If SELLER shall be unable to give title or to make conveyance, as herein stipulated, or if at the time of the delivery of the deed the Premises does not conform with the provisions hereof, then BUYER may, in BUYER's sole discretion, terminate this Agreement, in which event all payments made under this Agreement shall be refunded to BUYER, and all other obligations of the parties hereto shall cease and this Agreement shall be void and without recourse to the parties hereto, or, if the same constitutes a default of SELLER hereunder, BUYER shall have the remedies set forth in Section 17.

 8.      FAILURE TO PERFECT TITLE OR MAKE PREMISES CONFORM

         If at the expiration of the extended time SELLER shall have failed so to remove any defects in title, or make the Premises conform, as the case may be, all as herein agreed, then any payments made under this Agreement shall be forthwith refunded to BUYER and all other obligations of the parties hereto shall cease and this Agreement shall be void without recourse to the parties hereto.

9.       BUYER'S ELECTION TO ACCEPT TITLE

         In addition to BUYER's rights under the provisions of Sections 7 and 8 above, BUYER shall have the election, at either the original or any extended time for performance, to accept such title as SELLER can deliver to the Premises in its then existing condition and to pay therefore the Purchase Price without deduction, in which case SELLER shall convey such title, except as otherwise provided in Section 12 below.

10.      ACCEPTANCE OF DEED

         The acceptance of a deed by BUYER or its nominee as the case may be, shall be deemed to be a full performance and discharge of every agreement and obligation herein contained or expressed, except such as by the express terms hereof survive the Closing Date, or are to be performed after the Closing Date, and except for the performance of the parties under the Occupancy Agreement.



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11.      USE OF MONEY TO CLEAR TITLE

         To enable SELLER to make conveyance as herein provided, SELLER may, at the time of delivery of the deed, use the purchase money or any portion thereof to clear the title of any or all encumbrances or interests, provided that all instruments so procured are either recorded simultaneously with the delivery of said deed or thereafter consistent with customary Massachusetts conveyancing practice.

12.      INSURANCE AND RISK OF LOSS

         Until the delivery of the deed, SELLER shall maintain such insurance on the Premises as is presently in force. Notwithstanding anything to the contrary in this Agreement, risk of loss shall remain with SELLER through and including the Closing Date. SELLER shall promptly give notice to BUYER of any damage to the Premises by fire or other casualty. If the Premises, or any portion thereof, suffers any Material Damage (as hereinafter defined) prior to Closing from fire or other casualty, then BUYER may terminate this Agreement by delivering written notice to SELLER and Escrow Agent of such termination within ten (10) business days after SELLER notifies BUYER of the casualty, in which event, Escrow Agent shall refund the Deposit and all interest earned thereon whereupon this Agreement shall terminate and be of no further force and effect. If BUYER does not so terminate this Agreement, then BUYER shall pay the entire Purchase Price to SELLER on the Closing Date and SELLER shall deliver to BUYER, at Closing, any insurance proceeds actually received by SELLER in respect of such casualty, together with the amount of the deductible under SELLER's insurance policy, net of any costs incurred by SELLER in restoring the Premises, or assign to BUYER, at Closing, all of SELLER's right, title and interest in any claim to proceeds of any insurance covering such damage, and SELLER shall have no obligation to restore the Premises. In the event that BUYER does not terminate the Agreement hereunder on account of any casualty, then SELLER shall have no right to occupy the Premises on or after the Closing Date and BUYER shall have no obligation to execute and deliver the Occupancy Agreement on the Closing Date. If BUYER fails to timely deliver to SELLER written notice of termination of this Agreement as described above, or if the casualty has not resulted in Material Damage, then BUYER shall be deemed to have elected not to terminate this Agreement pursuant to the terms of this Section 12. For the purposes of this Section 12, the term "Material Damage" shall mean damage for which the restoration cost is $100,000 or more.

13.      ADJUSTMENTS

         Interest on the Deposit shall be credited to BUYER, unless the Deposit is retained by SELLER under the provisions of Section 17 below, in which event the Deposit with interest thereon shall be paid to SELLER. Taxes shall be prorated at Closing as of the date that is ninety (90) days after the Closing, in recognition of SELLER's post-closing occupancy of the Premises under the Occupancy Agreement. Water, sewer and other utility services shall be adjusted as of the date that SELLER vacates the Premises pursuant to the terms of the Occupancy Agreement. SELLER shall receive a credit for any deposits held by utility providers with respect to the Premises. SELLER shall be responsible for the payment of Massachusetts deed excise stamps. The parties shall share equally the expense of the Escrow Agent.

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14.      ADJUSTMENT OF UNASSESSED AND ABATED TAXES

         If the amount of said taxes is not known at the time SELLER vacates the Premises pursuant to the Occupancy Agreement, they shall be apportioned on the basis of the taxes assessed for the preceding fiscal year, with a reapportionment as soon as the new tax rate and valuation can be ascertained; and if the taxes which are to be apportioned shall thereafter be reduced by abatement, the amount of such abatement, less the reasonable cost of obtaining the same, shall be apportioned between the parties, provided that neither party shall be obligated to institute or prosecute proceedings for an abatement unless herein otherwise agreed.

15.      BROKER

         SELLER and BUYER each represents to the other that it has not dealt with any broker or agent in connection with this transaction other than Richards Barry Joyce & Partners, LLC and Giroux & Company (the "Brokers"). SELLER shall be solely responsible for payment of a 5% brokerage fee to Giroux & Company if, as and when title passes and consideration is paid (the "Commission Fee"), pursuant to a separate agreement with Giroux & Company. The Commission Fee shall be shared by the Brokers pursuant to the terms of a separate agreement between Richards Barry Joyce & Partners, LLC and Giroux & Company. Each party hereby indemnifies and holds harmless the other party from all loss, cost and expense (including reasonable attorneys' fees) arising out of a breach of its representation or undertaking set forth in this paragraph. The provisions of this paragraph shall survive the delivery of the deed or the termination of this Agreement.


16.      DEPOSIT

         Escrow Agent shall hold the Deposit accordance with the terms and provisions of this Agreement, subject to the following:



                  16.1. Obligations. Escrow Agent undertakes to perform only such duties as are expressly set forth in this Agreement and no implied duties or obligations shall be read into this Agreement against Escrow Agent.

                  16.2. Reliance. Escrow Agent may act in reliance upon any writing or instrument or signature which it, in good faith, believes, and any statement or assertion contained in such writing or instrument, and may assume that any person purporting to give any writing, notice, advice or instrument in connection with the provisions of this Agreement has been duly authorized to do so. Escrow Agent shall not be liable in any manner for the sufficiency or correctness as to form, manner and execution, or validity of any instrument deposited in escrow, nor as to the identity, authority, or right of any person executing the same, and Escrow Agent's duties under this Agreement shall be limited to those provided in this Agreement.

                  16.3. Indemnification. Unless Escrow Agent discharges any of its duties under this Agreement in a negligent manner or is guilty of willful misconduct with regard to its duties under

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                  this Agreement, SELLER and BUYER shall indemnify Escrow Agent and hold it harmless from any and all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or other expenses, fees, or charges of any character or nature, which it may incur or with which it may be threatened by reason of its acting as Escrow Agent under this Agreement; and in such connection SELLER and BUYER shall indemnify Escrow Agent against any and all expenses including reasonable attorneys' fees and the cost of defending any action, suit or proceeding or resisting any claim in such capacity.

                  16.4. Disputes. If the parties (including Escrow Agent) shall be in disagreement about the interpretation of this Agreement, or about their respective rights and obligations, or the propriety of any action contemplated by Escrow Agent, or the application of the Deposit, Escrow Agent shall hold the Deposit until the receipt of written instructions from both SELLER and BUYER, or, in the absence of such agreement, a final order of a court of competent jurisdiction. In addition, in any such event, Escrow Agent may, but shall not be required to, file an action in interpleader to resolve the disagreement. Escrow Agent shall be indemnified for all costs and reasonable attorneys' fees in its capacity as Escrow Agent in connection with any such interpleader action and shall be fully protected in suspending all or part of its activities under this Agreement until a final judgment in the interpleader action is received.

                  16.5. Counsel. Escrow Agent may consult with counsel of its own choice and have full and complete authorization and protection in accordance with the opinion of such counsel. Escrow Agent shall otherwise not be liable for any mistakes of fact or errors of judgment, or for any acts or omissions of any kind, unless caused by its negligence or willful misconduct.


17.      DEFAULT; DAMAGES

         If BUYER shall fail to fulfill BUYER's agreements herein prior to or as of the Closing Date, the Deposit made hereunder by BUYER shall be retained by SELLER as liquidated damages and forfeiture of the Deposit shall be SELLER's exclusive remedy at law and in equity for any default by BUYER prior to or as of the Closing Date. The provisions of this clause shall survive the delivery of the deed and shall supersede any agreement, obligation or legal rights of the parties that are contrary to the liquidation of damages provisions hereof. In the event SELLER breaches or fails, without legal excuse, to complete the sale of the Premises or to perform its obligations under this Agreement, BUYER may, as its sole remedies therefor, either (a) terminate this Agreement, and receive a return of the Deposit hereunder, or (b) bring an action for specific performance filed within thirty days following such breach.


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18.      LIMITATION OF LIABILITY; JOINT AND SEVERAL LIABILITY

         No present or future officer, director, member, manager, shareholder, employee, trustee, beneficiary or representative of SELLER or BUYER shall be personally liable for any obligations of SELLER or BUYER under this Agreement. Nordic Properties, Inc. and Whelan Associates, Inc. are jointly and severally liable for the obligations of BUYER hereunder.

19.      WARRANTIES OR REPRESENTATIONS

         SELLER represents and warrants to BUYER that:

                  (a) SELLER has received no written notice or citation from any federal, state, county or municipal authority alleging any violation of any law, regulation, ordinance, permit or order relating to the Premises which has not been entirely corrected;

                  (b) SELLER has received no written notice from any insurance or bonding company of any defects or inadequacies in the Premises which would affect the insurability of the Premises or of any pending or threatened termination of any such insurance or bond;

                  (c) There is no outstanding, or, to SELLER's actual knowledge, threatened litigation, claims or proceedings before any court, commission, agency or other administrative authority which could affect the Premises or SELLER's ability to consummate the transaction contemplated in this Agreement;

                  (d) SELLER has not received any written notice of any threatened or pending condemnation proceedings affecting the Premises;

                  (e) SELLER has all requisite power and authority to enter into and perform this Agreement and to carry out the transactions contemplated hereby;

                  (f) No bankruptcy or insolvency proceeding under the Bankruptcy Code or any state bankruptcy or insolvency law filed by or against SELLER is pending; and

                  (g) To Seller's actual knowledge, other than the Occupancy Agreement, there are no outstanding contracts or agreements relating to the operation, maintenance or management of the Premises which will be binding on BUYER after the Closing Date.

         19.2 As used throughout this Article 19, the phrase "to SELLER's actual knowledge," or phrases of similar import, shall mean the actual, not constructive or imputed, knowledge of Cynthia L. Gordan, without any obligation on the part of such individual to make any independent investigation of the matters being represented and warranted. Cynthia
         L. Gordan shall not be personally liable for any of the obligations of SELLER under this Agreement. Further, to the extent BUYER discovers prior to the Closing any inaccuracy in a representation and warranty of

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         SELLER in this Agreement and the Closing occurs, such representation and warranty shall be deemed modified to reflect the inaccuracy discovered by BUYER. SELLER's representations and warranties set forth in this Section 19 are made as of the date of this Agreement and shall survive the Closing for a period of nine (9) months, provided that SELLER's liability hereunder shall not exceed the sum of One Hundred Thousand ($100,000.00).


20.      CONSTRUCTION OF AGREEMENT; MISCELLANEOUS

         This instrument, executed in multiple counterparts, is to be construed as a Massachusetts contract, is to take effect as a sealed instrument, sets forth the entire contract between the parties, supersedes all prior agreements between SELLER and BUYER, is binding upon and inures to the benefit of the parties hereto and their respective heirs, devisees, executors, administrators, permitted successors and assigns, and may be canceled, modified or amended only by a written instrument executed by both SELLER and BUYER. This Agreement shall not be assignable by BUYER, except to an entity which is a parent, subsidiary or affiliate of BUYER, or a single purpose entity formed by BUYER and one or more investors for the purpose of acquiring the Premises. BUYER shall not record or file this Agreement, or a copy thereof, in or with the public records in which deeds are recorded or filed. If BUYER records or files this Agreement, the same shall constitute a default of BUYER hereunder. The captions and marginal notes are used only as a matter of convenience and are not to be considered a part of this Agreement or to be used in determining the intent of the parties.

21.      NOTICES

         Any notice required or desired hereunder shall be given in writing and shall be deemed duly delivered when deposited with a recognized overnight courier service, addressed as follows:

         (a) In the case of notice to SELLER:

                  Quaker Fabric Corporation of Fall River
                  941 Grinnell Street
                  Fall River, MA 02721-5215
                  Attn:  Cynthia L. Gordan, Esq., General Counsel
                  Fax Number: (508) 678-2656

                  with a copy to:

                  Wilmer Cutler Pickering Hale and Dorr LLP
                  60 State Street
                  Boston, MA 02109
                  Attn: Katharine E. Bachman, Esq.
                  Fax Number: (617) 526-5000

         (b) In the case of notice to BUYER:

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                  Nordic Properties, Inc.
                  15 Third Avenue
                  Burlington, MA 01803
                  Attn:    Ogden Hunnewell, President
                  Fax Number: (781) 270-0359

                  and

                  Whelan Associates, LLC
                  174 Union Street
                  New Bedford, MA 02740
                  Attn:    William Whelan, Jr.
                  Fax Number:  (508) 984-4101

                  with a copy to:

                  Rubin and Rudman LLP
                  50 Rowes Wharf
                  Boston, MA 02110
                  Attn: Paula M. Devereaux, Esq.
                  Fax Number: (617) 330-7055

          (c) In case of notice to ESCROW AGENT:

                  Fidelity National Title Insurance Company
                  133 Federal Street
                  Boston, MA 02110
                  Attn: Charles Dattola
                  Fax Number: (617) 350-8826

22.      INSPECTION PERIOD; AS-IS CONVEYANCE

         (a) BUYER shall have the period from the date of this Agreement through 5:00 p.m. on August 3, 2007 ("Inspection Period"), to review title, survey, permitting, environmental, and other due diligence matters related to the Premises. All costs and expenses of this review shall be at the sole expense of the BUYER, including costs of title insurance, surveys, and environmental inspections. Any damage done by BUYER or BUYER's consultants shall be repaired by BUYER at BUYER's expense. BUYER hereby agrees to defend, indemnify, and hold SELLER harmless from and against any liability, loss, cost, or expense arising from such investigations. In no event shall BUYER have the right to perform any intrusive testing of the Premises without the consent of SELLER, which consent may be withheld by SELLER in its sole discretion. Prior to such entry, BUYER shall provide SELLER with a certificate of BUYER's or BUYER's consultants' commercial general liability insurance in the amount of One Million Dollars ($1,000,000) in a form reasonably satisfactory to SELLER, which certificate shall name SELLER as an additional insured. BUYER shall have the right to terminate this Agreement by written notice to SELLER prior to the expiration of the Inspection Period due to BUYER's dissatisfaction with such matters, in

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         BUYER's sole discretion. In the event of BUYER's election to terminate this Agreement prior to the expiration of the Inspection Period, and upon notice of such election timely given, this Agreement shall be null and void and of no legal effect except for the immediate return of the Initial Deposit hereunder, and for the indemnification obligation of BUYER hereunder. If BUYER does not so terminate this Agreement prior to expiration of the Inspection Period as aforesaid, this Agreement shall remain in full force and effect, and BUYER shall have no further right to terminate this Agreement or receive a refund of the Deposit under the provisions of this Section 22.

         (b) Except as otherwise provided in this Agreement BUYER, on behalf of itself and its successors and assigns, hereby acknowledges and agrees that BUYER shall acquire the Premises in its "as is, with all faults" condition, and waives its right to recover from, and forever releases and discharges, SELLER, its shareholders, directors, officers, employees, attorneys and agents of each of them, and their respective heirs, successors, personal representatives and assigns from any and all demands, claims, legal or administrative proceedings, losses, liabilities, damages, penalties, fines, liens, judgments, costs or expenses known or unknown, foreseen or unforeseen, that may arise on account of or in any way be connected with (i) the physical condition of the Premises, (ii) except with respect to SELLER's warranty of title set forth in the Deed, the condition of title to the Premises, (iii) the presence on, under or about the Premises of any hazardous or regulated substance, or (iv) the compliance of the Premises with any applicable federal, state or local law, rule or regulation. Without in any way limiting the provisions of Section 19 of this Agreement, the terms and provisions of this Section 22 shall survive delivery of the deed and/or termination of this Agreement.


23.      SELLER'S CLOSING DOCUMENTS.

         On the Closing Date, SELLER shall deliver to BUYER:

         (a)      the Quitclaim Deed;

         (b)      the Occupancy Agreement;

         (c) a parties in possession and mechanics' and materialmen's lien affidavit in form and substance sufficient to remove the parties in possession and mechanics lien exceptions from the standard ALTA title insurance policy;

         (d) evidence of existence, organization and authority of SELLER and the authority of persons executing documents on behalf of SELLER satisfactory to the Escrow Agent;

         (e)      a signed closing statement;

         (f)      a FIRPTA Affidavit executed by SELLER in the form of Exhibit
                  D; and

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         (g)      any additional documents BUYER or Escrow Agent may reasonably require for the proper consummation of the transactions contemplated by this Agreement, provided that the same are consistent with the terms of this Agreement.

24.      BUYER'S CLOSING DOCUMENTS.

         On the Closing Date, BUYER shall deliver to SELLER:

         (a)      the Occupancy Agreement;

         (b)      a signed closing statement;

         (c) The balance of the Purchase Price and other sums to be paid by BUYER hereunder; and

         (d) any additional documents SELLER or Escrow Agent may reasonably require for the proper consummation of the transactions contemplated by this Agreement, provided that the same are consistent with the terms of this Agreement.

                  [Remainder of page left intentionally blank.]



















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         EXECUTED as a sealed instrument as of the day and year first above written.

SELLER: QUAKER FABRIC CORPORATION OF FALL RIVER, a Massachusetts corporation


                          By: ______/s/________________
                          Name:   Larry A. Liebenow
                          Title:  President and CEO



BUYER:                    NORDIC PROPERTIES, INC.,
                          a Massachusetts corporation


                          By:_______/s/_______________
                          Name:   Ogden Hunnewell
                          Title:  President




                          WHELAN ASSOCIATES, LLC,
                          a Massachusetts limited liability company


                          By:______/s/________________
                          Name:   William N. Whelan
                          Title:  Manager


ESCROW AGENT:             FIDELITY NATIONAL TITLE INSURANCE COMPANY

                          By:    __________________________
                          Name:  __________________________
                          Title: __________________________





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The undersigned Brokers join in this Agreement for the purpose of being bound to the provisions of Section 15 thereof.

                       RICHARDS BARRY JOYCE & PARTNERS, LLC


                       By:___________/s/_________________
                       Name:_________________________
                       Hereunto duly authorized


                       GIROUX & COMPANY


                       By:__________/s/__________________
                       Name:_________________________
                       Hereunto duly authorized









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                                    EXHIBIT A

                                LEGAL DESCRIPTION



Parcel I:



That certain parcel of land situated in Fall River, in the County of Bristol and Commonwealth of Massachusetts, bounded and described as follows:



WESTERLY by Almond Street six hundred twenty-nine and 64/100 (629.64) feet;


NORTHERLY           by Ferry Street five hundred forty-two and 84/100 (542.84)
                    feet;


EASTERLY by lands now or formerly of John C. Travis and Ken-Lac Chemical Co., Inc. two hundred eighty-seven and 03/100 (287.03) feet;


NORTHERLY           by said Ken-Lac Chemical Co., Inc. land one hundred
                    forty-six and 39/100 (146.39) feet;


NORTHWESTERLY       by said Ken-Lac Chemical Co., Inc. land and said Travis land one hundred fifty-eight (158) feet;


WESTERLY            by said Travis land one hundred fifty-one and 19/100
                    (151.19) feet;


NORTHERLY           by Ferry Street Ramp forty-seven and 10/100 (47.10) feet;


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EASTERLY            one hundred sixty-five and 37/100 (165.37) feet;


SOUTHEASTERLY       fifty-four and 76/100 (54.76) feet;


EASTERLY            twelve and 76/100 (12.76) feet;


SOUTHEASTERLY       six hundred sixty-seven and 23/100 (667.23) feet, and


SOUTHERLY           two hundred forty-nine and 62/100 (249.62) feet by land now or formerly of the Old Colony Railroad Company.



All of said boundaries are determined by the Court to be located as shown upon plan numbered 19349-A which is filed with Original Certificate of Title #798, Book 4, Page 317, Fall River District of the Land Court, the same being compiled from a plan drawn by Francis S. Borden, Civil Engineer, dated January 12, 1945, and additional data on file in the Land Registration Office, all as modified and approved by the court.



Parcel II:



A certain parcel of land with all the buildings and improvements thereon in Fall River, being Plat 2, Lot 6 according to plans on file in the Assessor's Office. Said parcel of land is bounded and described as follows:



A certain parcel of land delineated and shown on a plan recorded in the Bristol County Fall River District Registry of Deeds in Book 484, Page 93 entitled "New York, New Haven and Hartford Railroad, Real Estate and Right of Way Department, Land in Fall River, Mass. to be conveyed to J. & J. Corrugated Box Corp., Scale:
1" = 100', Jan. 1947, bounded and described as follows:

Southerly by remaining railroad land in a line which begins at a point distant 26 feet northerly from the monumented base line of said railroad from Fall River to Newport, measured radially thereto, and thence runs westerly 50.99 feet, in a curve to the right of 1884.08 feet radius; concentric with said monumented base line, to a point distant 26 feet northerly from said monumented base line, measured at right angles thereto at station 32+ 45.31, and thence continues westerly 220.69 feet, parallel to said monumented base line, to a point in the southeasterly line of Almond Street, as laid out and established distant, 26 feet northerly from said monumented base line, measured at right of Almond Street; thence northwesterly by Almond Street 107.21 feet and northeasterly
249.62 feet by land registered in Case #19349 in the Massachusetts Court of Land Registration, containing 13,464 square feet, more or less.



Parcel III:



The land in Fall River, Bristol County, Massachusetts off of Ferry Street, shown as Parcel 2 on a plan entitled "Plan of Land in Fall River, Massachusetts (Bristol County) Prepared for Quaker Fabric" prepared by Schofield Brothers of New England, Inc., dated June 19, 2001 and recorded with said Deeds in Plan Book 122, Page 11, containing 1500 square feet, more or less.

                                    EXHIBIT B

                                 QUITCLAIM DEED

         Quaker Fabric Corporation of Fall River, a Massachusetts corporation ("Grantor"), for consideration of Three Million Three Hundred Thousand and 00/100 Dollars ($3,300,000.00), grants to [Nordic Properties/Whelan Associates], a _______________, the address of which is ______________________, with quitclaim covenants, that certain parcel of land, together with all buildings and other improvements thereon and all appurtenances thereto, such real property being known as 81 Ferry Street, Fall River, in Bristol County, Massachusetts, and being bounded and more particularly as described in Exhibit A attached hereto and made a part hereof, subject all easements, agreements and restrictions of record insofar as in force and applicable.

         The real property conveyed hereby is the same as that acquired by grantor by a Quitclaim Deed, dated December 14, 1989 recorded with the Bristol County Fall River District Registry of Deeds in Book 2232, Page 205, and filed with the Bristol County Fall River District of the Land Court as Document No. 19885 (Transfer Certificate of Title No. 4825), and a Quitclaim Deed, dated July 2, 2001 recorded with the Bristol County Fall River District Registry of Deeds in Book 4058, Page 39.

         The within conveyance does not constitute a sale of all or substantially all of the real property owned by Grantor in the Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, this Quitclaim Deed has been executed as a sealed instrument to be effective as of the ____ day of ____________, 2007.


                           QUAKER FABRIC CORPORATION OF FALL RIVER, a Massachusetts corporation


                             By:    _______________________
                             Name:  _______________________
                             Title: _______________________

                                EXHIBIT A TO DEED

                                LEGAL DESCRIPTION
Parcel I:



That certain parcel of land situated in Fall River, in the County of Bristol and Commonwealth of Massachusetts, bounded and described as follows:



WESTERLY by Almond Street six hundred twenty-nine and 64/100 (629.64) feet;


NORTHERLY           by Ferry Street five hundred forty-two and 84/100 (542.84)
                    feet;


EASTERLY by lands now or formerly of John C. Travis and Ken-Lac Chemical Co., Inc. two hundred eighty-seven and 03/100 (287.03) feet;


NORTHERLY           by said Ken-Lac Chemical Co., Inc. land one hundred
                    forty-six and 39/100 (146.39) feet;


NORTHWESTERLY       by said Ken-Lac Chemical Co., Inc. land and said Travis land one hundred fifty-eight (158) feet;


WESTERLY            by said Travis land one hundred fifty-one and 19/100
                    (151.19) feet;


NORTHERLY           by Ferry Street Ramp forty-seven and 10/100 (47.10) feet;

EASTERLY            one hundred sixty-five and 37/100 (165.37) feet;


SOUTHEASTERLY       fifty-four and 76/100 (54.76) feet;


EASTERLY            twelve and 76/100 (12.76) feet;


SOUTHEASTERLY       six hundred sixty-seven and 23/100 (667.23) feet, and


SOUTHERLY           two hundred forty-nine and 62/100 (249.62) feet by land now or formerly of the Old Colony Railroad Company.



All of said boundaries are determined by the Court to be located as shown upon plan numbered 19349-A which is filed with Original Certificate of Title #798, Book 4, Page 317, Fall River District of the Land Court, the same being compiled from a plan drawn by Francis S. Borden, Civil Engineer, dated January 12, 1945, and additional data on file in the Land Registration Office, all as modified and approved by the court.



Parcel II:



A certain parcel of land with all the buildings and improvements thereon in Fall River, being Plat 2, Lot 6 according to plans on file in the Assessor's Office. Said parcel of land is bounded and described as follows:



A certain parcel of land delineated and shown on a plan recorded in the Bristol County Fall River District Registry of Deeds in Book 484, Page 93 entitled "New York, New Haven and Hartford Railroad, Real Estate and Right of Way Department, Land in Fall River, Mass. to be conveyed to J. & J. Corrugated Box Corp., Scale:
1" = 100', Jan. 1947, bounded and described as follows:

Southerly by remaining railroad land in a line which begins at a point distant 26 feet northerly from the monumented base line of said railroad from Fall River to Newport, measured radially thereto, and thence runs westerly 50.99 feet, in a curve to the right of 1884.08 feet radius; concentric with said monumented base line, to a point distant 26 feet northerly from said monumented base line, measured at right angles thereto at station 32+ 45.31, and thence continues westerly 220.69 feet, parallel to said monumented base line, to a point in the southeasterly line of Almond Street, as laid out and established distant, 26 feet northerly from said monumented base line, measured at right of Almond Street; thence northwesterly by Almond Street 107.21 feet and northeasterly
249.62 feet by land registered in Case #19349 in the Massachusetts Court of Land Registration, containing 13,464 square feet, more or less.



Parcel III:



The land in Fall River, Bristol County, Massachusetts off of Ferry Street, shown as Parcel 2 on a plan entitled "Plan of Land in Fall River, Massachusetts (Bristol County) Prepared for Quaker Fabric" prepared by Schofield Brothers of New England, Inc., dated June 19, 2001 and recorded with said Deeds in Plan Book 122, Page 11, containing 1500 square feet, more or less.

                                    EXHIBIT C

                           USE AND OCCUPANCY AGREEMENT


         This Use and Occupancy Agreement (the "Agreement") is dated as of ___________ ___, 2007 by and between [Nordic Properties/Whelan Associates], a
________________ having an address of ____________________ ("Licensor"), and
Quaker Fabric Corporation of Fall River, a Massachusetts corporation having an address of 941 Grinnell Street, Fall River, Massachusetts 02721 ("Licensee").

                                    Recitals
                                    --------

         WHEREAS, Licensor is the owner of certain premises known as 81 Ferry Street, Fall River, Bristol County, Massachusetts ("Property"); and

         WHEREAS, Licensor acquired the Property from Licensee as of the date hereof pursuant to a Purchase and Sale Agreement dated as of ___________ ___, 2007 ("P & S"); and

         WHEREAS, Licensor and Licensee have agreed that Licensee may occupy the Property ("Licensed Premises") following the closing of the transaction contemplated by the P&S on the terms set forth below.

                                    Agreement
                                    ---------

         NOW, THEREFORE, in consideration of Ten Dollars ($10.00), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, Licensor and Licensee hereby agree as follows:

         1. Capitalized Terms. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the P&S.

         2. License. Licensor hereby grants to Licensee the privilege to use the Licensed Premises.

         3. Term. The term of this Agreement shall commence on the date hereof and shall terminate on the later to occur of (i) the earlier of (a) the date that is one hundred eighty (180) days after the date hereof, or (b) the date upon which Licensee has delivered to Licensor written notice that Licensee has vacated the Licensed Premises and delivered possession thereof to Licensor, or
(ii) the date that is ninety (90) days after the date hereof. At the time of such termination, Licensee shall remove all its personal property, machinery and equipment from the Licensed Premises and make all repairs necessitated by such removal and shall leave the same broom-clean and in the same condition as exists on the date hereof, reasonable wear and tear and casualty excepted. Any property not removed by Licensee in accordance with the provisions of this Section 3 shall be deemed abandoned and, if Licensor so elects, deemed to be Licensor's property and may be retained or removed and disposed of by Licensor in such manner as Licensor shall determine and Licensee shall pay Licensor the entire costs and expense incurred by it in effecting such removal and disposition and in making any incidental repairs necessary to repair damage to the Licensed Premises caused by such removal.

         4. Use. Licensee shall use the Licensed Premises for its business activities, including the relocation of Licensee's personal property and equipment therefrom. Licensee shall not make or permit or suffer to be made any use of the Licensed Premises or any part thereof (i) which would violate any of the covenants, agreements, terms, provisions and conditions of this License; or
(ii) which is in violation of law, ordinance or government regulation. Licensee shall not make any alterations to the Licensed Premises without the written consent of Licensor.

         5. Payment. Licensee shall pay to Licensor in advance on the first day of each calendar month within the term of this Agreement a license fee in the amount of $44,590.33. Amounts payable hereunder shall be pro rated on a per diem basis for any partial month during the term. In the event of any holdover by Licensee beyond the term specified in Section 3 above, such holdover shall be subject to the terms of this Agreement and Licensee shall pay Licensor the license fee specified above for each month of such holdover, pro rated on a per diem basis for any partial month of such holdover by the Licensee. Should such holdover continue ninety days (90) days beyond the specified term, then Licensee shall pay Licensor charges at a rate equal to one and one-half (1.5) times the monthly license fee as liquidated damages for each month such holdover continues beyond such ninety (90) day period, pro rated on a per diem basis for any partial month of Licensee holdover beyond such ninety (90) day period, without limiting any other rights of Licensor on account of such holdover by Licensee.

         6. Utility Payments and Real Estate Taxes. Licensee shall be responsible during the term of this Agreement for all utility charges to and for the Licensed Premises. Licensee shall pay all utility charges directly to the provider thereof for the period of the term of this Agreement and shall notify Licensor of such provider upon the termination of this Agreement. Water, sewer and other utility services shall be adjusted as of the date that Licensee vacates the Premises pursuant to the terms of this Agreement and Licensee shall have no obligation to pay utility charges allocable to any period thereafter. Licensee shall be responsible for real estate taxes prorated on a per diem basis for any period of Licensee's occupancy of the Licensed Premises following ninety
(90) days after the date of this Agreement. Licensee shall reimburse Licensor for real estate taxes allocable to any such period within 30 days of Licensor's request therefor with reasonable supporting documentation.

         7. Maintenance and Repair. Licensee shall be responsible for the costs of operating and maintaining the Licensed Premises during the term of this Agreement; provided, however, that Licensee shall have no obligation to make any capital repairs or replacements to any structural element, roof, foundation, heating, air-conditioning, ventilating, plumbing and/or electrical systems. Licensor shall have no maintenance, repair or replacement obligation(s) with respect to the Licensed Premises of during the term of this Agreement, except that Licensor shall be responsible to ensure that the Licensed Premises complies with applicable legal and insurance requirements relating to the Licensed Premises (except to the extent arising from Licensee's particular business operations in the Licensed Premises).

         8. Assignment and Subletting. No assignment of this Agreement or sublicensing of the Licensed Premises or any part thereof shall be made by Licensee. Neither all nor any part of Licensee's interest in the Licensed

Premises granted hereunder may be encumbered, assigned, or transferred, in whole or in part, either by any act of Licensee or by operation of law. Licensee shall not permit or suffer the Licensed Premises to be used by anyone other than the employees and agents of Licensee.

         9. Licensor not Liable. All property of Licensee in the Licensed Premises shall be at the sole risk and hazard of Licensee and if the whole or any part thereof shall be lost, destroyed or damaged by fire, theft or otherwise, no part of said loss or damage is to be charged to or borne by Licensor, and Licensee agrees to defend and hold Licensor harmless from and against any and all liabilities, obligations, penalties, claims, costs, charges and expenses, including, but not limited to, reasonable attorneys' fees, based upon or arising out of the foregoing. In no event shall any stockholder, officer, director, partner, member, employee or agent of Licensor have any liability hereunder, and Licensee shall not seek personal recourse against any such parties or their personal assets.

         10. Indemnification. Licensee shall defend, indemnify and save harmless Licensor and Licensor's partners, agents and employees from and against any and all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including, but not limited to, reasonable attorneys' fees, which may be incurred by Licensor by reason of, or arising directly or indirectly from, out of, or in connection with, any negligent or wrongful act or wrongful omission of Licensee, its agents, employees, contractors or invitees in or about the Licensed Premises, or any failure on the part of Licensee to perform or comply with any of the terms, conditions or provisions of this License, including, without limitation, the disposal or release of any oil or hazardous materials during the term of this Agreement, and Licensee's failure to yield up and surrender the Licensed Premises in accordance with the provisions of Section 3 of this Agreement within ten (10) days after the expiration of the term of this Agreement. Licensor expressly acknowledges that the provisions of this
Section 10 shall not impose upon Licensee any liability for matters existing or arising prior to the date of this Agreement, the same being governed by the terms of the P&S.

         11. Insurance. Each of Licensor and Licensee shall maintain commercial general liability insurance in commercially reasonable amounts with reputable insurers licensed to do business in the Commonwealth of Massachusetts with respect to the Licensed Premises. Licensor shall maintain casualty insurance with respect to the Property, and Licensee shall maintain property insurance with respect Seller's equipment in the Licensed Premises, each of which policies shall be for full replacement value or fair market value of such Property or personal property with reputable insurers licensed to do business in the Commonwealth of Massachusetts. Any insurance carried by either party with respect to the Property or property therein or occurrences thereon shall include a clause or endorsement denying to the insurer rights of subrogation against the other party. Each party, notwithstanding any provisions of this Agreement to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by such insurance to the extent of the indemnification received thereunder.

         12. Licensor Mortgage Provisions. This Agreement is subject and subordinate to all mortgages (collectively, "Mortgages") which may now or hereafter affect the Licensed Premises and to all renewals, modifications, consolidations, replacements and extensions of any such Mortgages. Licensee covenants and agrees to attorn to any holder of such Mortgage and to execute and deliver such commercially reasonable instruments with respect to this Agreement as the holder of any such Mortgage may request in writing, within ten (10) business days of the date of such request.

         13. Notices. Any notice under this License must be in writing and shall be delivered in accordance with Section 21 of the P&S.

         14. Access. Licensor shall have access to the Licensed Premises upon reasonable prior written notice to Licensee, provided that any such access shall not interfere with Licensee's business activities in the Licensed Premises.

         15. Miscellaneous. This instrument embodies the entire agreement between the parties relative to the subject matter hereof, and shall not be modified, changed, or altered in any respect, except in writing. This Agreement shall be construed and enforced in all respects in accordance with the laws of the Commonwealth of Massachusetts. Licensee recognizes that the occupancy hereby allowed is permissive only and that no tenancy or lease is created hereby.

                  [Remainder of page left intentionally blank.]

                                        LICENSOR:

                                        [Nordic Properties/Whelan Associates]


                                        By:______________________________



                                        LICENSEE:

                                        QUAKER FABRIC CORPORATION OF FALL RIVER


                                        By:______________________________

                                    EXHIBIT D

                               FIRPTA CERTIFICATE

                  To inform [Nordic Properties/Whelan Associates], a ___________ ("Transferee"), that withholding of tax under Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code"), will not be required upon the transfer of certain real property to Transferee by Quaker Fabric Corporation of Fall River ("Transferor"), Transferor hereby certifies the following:

                  1. Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and the regulations promulgated thereunder);

                  2. Transferor's U.S. employer identification number is:
[__________]; and

                  3. Transferor's office address is 941 Grinnell Street, Fall River, MA 02721-5215.

                  Transferor understands that this Certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punishable by fine, imprisonment, or both.

                  Under penalty of perjury, Transferor declares that it has examined this Certification and that to the best of its knowledge and belief it is true, correct and complete.

                              Dated as of the ____ day of ___________, 2007.


                                       QUAKER FABRIC CORPORATION OF FALL RIVER, a Massachusetts corporation

                                       By:      _______________________
                                       Name:    _______________________
                                       Title:   _______________________